UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2006

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 11, 2006, The Genlyte Group Incorporated announced that it has reached an agreement to acquire the U.S. and Hong Kong based operations of Strand Lighting and certain assets of Strand Lighting Ltd. of the U.K. as part of a restructuring being undertaken by Strand. Strand was founded in 1916 as a manufacturer of entertainment lighting and lighting systems.

The Strand business segments included in this transaction reported 2005 sales of approximately $31 million. The transaction purchase price includes a cash price of $8.5 million plus the assumption of approximately $5.0 million in trade payables and notes payable of the U.S. and Hong Kong operations.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	News release issued by The Genlyte Group Incorporated titled “Genlyte Group Announces Acquisition of Strand Theatrical Lighting Business”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

(Registrant)

Date: July 11, 2006
/s/ William G. Ferko

Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by The Genlyte Group Incorporated titled “Genlyte Group Announces Acquisition of Strand Theatrical Lighting Business”